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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549





                                    FORM 8-K





                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934






      Date of Report (Date of earliest reported event): February 10, 2004



                               MOTIENT CORPORATION
             (Exact name of registrant as specified in its charter)



          Delaware                     0-23044                 93-0976127
(State or other jurisdiction of   (Commission File No.)       (IRS Employer
incorporation or organization)                           Identification Number)


                             300 Knightsbridge Pkwy.
                             Lincolnshire, IL 60069
                                 (847)478-4200

               (Address, including zip code, and telephone number,
                 including area code, of registrant's principal
                               executive offices)



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                           Forward-Looking Statements

This Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements regarding our expected financial position and operating results, our business strategy, and our financing plans are forward-looking statements. These statements can sometimes be identified by our use of forward-looking words such as "may," "will," "anticipate," "estimate," "expect," "project," or "intend." These forward-looking statements reflect our plans, expectations, and beliefs and, accordingly, are subject to certain risks and uncertainties. We cannot guarantee that any of such forward-looking statements will be realized.

Statements regarding factors that may cause actual results to differ materially from those contemplated by such forward-looking statements ("Cautionary Statements") include, among others, those under the caption "Risk Factors" in our registration statement on Form S-1, as amended by our Form S-1/A (Reg. No. 333-87844). All of our subsequent written and oral forward-looking statements (or statements that may be attributed to us) are expressly qualified by the Cautionary Statements. You should carefully review the risk factors described in our other filings with the Securities and Exchange Commission (the "SEC") from time to time.

Our forward-looking statements are based on information available to us today, and we will not update these statements. Our actual results may differ significantly from the results discussed.

                                 Cautionary Note

This Current Report on Form 8-K provides information on certain recent developments involving our company. There have been a number of significant developments regarding our business, operations, financial condition, liquidity, and outlook since March 31, 2002, the most recent period with respect to which we have filed financial statements. As discussed below under "Update on Status of Prior Period Financial Statements," we are continuing to work on completing our prior period financial statements and related periodic reports. Those reports, when filed, will contain detailed information regarding our business, results of operations, and liquidity, as well as recent developments and current matters, among other things. All of the statements and information contained in this report are qualified in their entirety by reference to the more complete information to be included in our periodic reports on Forms 10-Q and 10-K described below. We urge you to read such reports for more information regarding recent developments and current matters.


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Item 5.  Other Matters

Management Changes

On February 10, 2004, Walter V. Purnell, Jr. and the Company mutually ended his employment as President and Chief Executive Officer of Motient Corporation and all of its wholly owned subsidiaries. Concurrently, he resigned as a director of such entities and of Mobile Satellite Ventures LP and all of its subsidiaries.

Communications Technology Advisors LLC ("CTA"), a consulting firm with experience in restructuring companies in the communications industry, was engaged by the Board of Directors to serve as "Chief Restructuring Entity" and advise the company on various ways to greatly reduce the cash operating requirements of the company. CTA's engagement began on January 30, 2004 and is expected to last approximately six months, during which time the Board anticipates that CTA will work closely with the company's management team. After extensive consultation with the board of directors, CTA has stated that the primary initial objectives of its engagement will be to recommend ways to significantly restructure the Company in an effort to reduce negative cash flow, and to help the Company come into current compliance with its public reporting obligations as rapidly as possible.

Update on Status of Prior Period Financial Statements

As we have previously reported in Current Reports on Form 8-K, we are currently completing the restatements and subsequent audits of our financial statements for the years ended December 31, 2000 and 2001, as well as the preparation of our financial statements for the periods January 1, 2002 to April 30, 2002 and May 1, 2002 to December 31, 2002, and the quarterly periods in 2003 and fiscal year ended December 31, 2003.

We currently expect to file our annual report on Form 10-K for the year ended December 31, 2002, containing audited financial statements for each of the fiscal years ended December 31 2000, 2001 and 2002, within 60 days of the date hereof. Concurrently with such filing, we also intend to file an amended quarterly report on Form 10-Q/A for the quarter ended March 31, 2002, and quarterly reports on Form 10-Q for the quarters ended June 30, 2002, and September 30, 2002.

We plan to file our quarterly reports on Form 10-Q for the quarters ended March 31, 2003, June 30, 2003, and September 30, 2003, and our annual report on Form 10-K for the year ended December 31, 2003, as soon as practicable after the filing of our reports on Forms 10-Q and 10-K for the year 2002. We do not expect that we will be able to file our annual report on Form 10-K for 2003 by its due date.







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                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                MOTIENT CORPORATION



                                                By:   /s/ Christopher W. Downie
                                                      -------------------------
                                                      Christopher W. Downie
                                                      Vice President
                                                      Chief Financial Officer

Date:  February 12, 2004











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